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                                                                    EXHIBIT 10.5

                      Right to Purchase 1,000,000 Shares of
                              Series A Common Stock
                           of Meade Instruments Corp.


         This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act or any applicable state securities laws. Furthermore, this Warrant and any shares acquired upon the exercise of this Warrant may be sold or otherwise transferred only in compliance with the conditions specified in Section 13 of the Securities Purchase Agreement referred to hereinafter, complete and correct copies of which are available for inspection at the principal office of Meade Instruments Corp. and will be furnished without charge to the holder of this Warrant upon written request.

         This Warrant is also subject to certain put rights of the holder hereof and certain call rights of the issuer set forth in said Securities Purchase Agreement. This Warrant is issued pursuant to the Securities Purchase Agreement and if any provision of this Warrant is found to conflict with the Securities Purchase Agreement, the provisions of the Securities Purchase Agreement shall prevail.



                                     No. W-1

                             Meade Instruments Corp.
                     Series A Common Stock Purchase Warrant


         Meade Instruments Corp., a California corporation (together with any corporation which shall succeed to or assume the obligations of Meade Instruments Corp. hereunder, the "Company"), hereby certifies that, for value received, Churchill ESOP Capital Partners, A Minnesota Limited Partnership ("CECP"), or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company promptly after the "Closing" on the "Closing Date" (each quoted term being used as defined in the Securities Purchase Agreement), up to 1,000,000 fully paid and non-assessable shares of Common Stock (as defined in Section 6.1 hereof), at an initial purchase price per share of $0.01 (such price is referred to herein as the "Exercise Price").

         This Warrant is issued pursuant to the Securities Purchase Agreement (as amended and in effect from time to time, the "Securities Purchase Agreement"), dated as of April 23, 1996, between the Company and the Purchaser, a copy of which is on file at the principal office of the


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Company. The holder of this Warrant shall be entitled to all of the benefits and shall be subject to all of the obligations of the Securities Purchase Agreement.

1. DEFINITIONS. Terms defined in the Securities Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain terms are used in this Warrant as specifically defined in Section 6 hereof.

2. EXERCISE OF WARRANT.

         2.1. Exercise. This Warrant may be exercised in full in connection with the consummation of the Transactions on the Closing Date, by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or official bank check payable to the order of the Company or by wire transfer to its account, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then being exercised by the Exercise Price then in effect.

         2.2. Class of Stock Receivable Upon Exercise. Intentionally omitted.

         2.3. Conflict With Other Laws. Intentionally Omitted.

         2.4. Warrant Agent. (Intentionally Omitted).

         2.5. Termination. This Warrant shall terminate upon exercise in full.

3. PUT AND CALL OPTIONS; REGISTRATION RIGHTS. The holder of this Warrant has the option to require the Company to, and the Company has the option to, purchase this Warrant and/or shares of Warrant Stock at the times and in the manner specified in Section 9 of the Securities Purchase Agreement. The holder of this Warrant has the right to cause the Company to register shares of Warrant Stock, and any shares issued upon exercise hereof, under the Securities Act and any blue sky or securities laws of any jurisdictions within the United States at the time and in the manner specified in the Registration Rights Agreement.

4. DELIVERY OF STOCK CERTIFICATES ON EXERCISE.

         4.1. Delivery. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) business days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise.


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         4.2. Fractional Shares. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the number of shares to be issued upon exercise shall be rounded to the closet whole number (with one-half (1/2) rounded upward).

5. ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS AND RECLASSIFICATIONS. (Intentionally Omitted).

6. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. (Intentionally Omitted).

7. ADJUSTMENTS OF ISSUANCE OF COMMON STOCK AND AMOUNT OF OUTSTANDING COMMON STOCK. (Intentionally Omitted).

5. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, a number of shares of Series A Common Stock equal to the total number of shares of Series A Common Stock from time to time issuable upon exercise of this Warrant, and, from time to time, will take all steps necessary to amend its Charter to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.

6. DEFINITIONS. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         6.1. The term Common Stock means: (i) the Company's Series A Common Stock, no par value (the "Series A Common Stock"); and (ii) any other securities into which or for which any of the securities described in clause (i) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         6.2. The term Other Securities refers to any stock (other than Common Stock) and other securities of the Company or any other entity (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock.

7. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

8. NOTICES. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent by overnight courier (or sent in the form of a telex or telecopy) at such address as may have been


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furnished to the Company in writing pursuant to the Securities Purchase
Agreement.

9. MISCELLANEOUS. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the internal laws (and not the conflict of law rules) of the State of California. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

10. GOVERNING LAW. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other state.


         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated as of April 23, 1996

                                            Meade Instruments Corp.


                                            By: /s/ STEVEN MURDOCK
                                                ----------------------------
                                            Title: President




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                              FORM OF SUBSCRIPTION


                         (To be signed only on exercise
                        of Common Stock Purchase Warrant)

TO:  Meade Instruments Corp.

         The undersigned, the Holder of the within Common Stock Purchase Warrant, hereby irrevocably elects to exercise this Common Stock Purchase Warrant for, and to purchase thereunder 1,000,000 shares of Series A Common Stock of Meade Instruments Corp. and herewith makes payment of $10,000 therefor, and requests that the certificates for such shares be issued in the name of, and delivered to Churchill ESOP Capital Partners, A Minnesota Limited Partnership, whose address is 2400 Metropolitan Centre, 333 South Seventh Street, Minneapolis, MN 55402.



Dated: April 23, 1996          Churchill ESOP Capital Partners, A Minnesota
                               Limited Partnership

                               By:      Churchill Capital Investment Partners,
                                        A Minnesota Limited Partnership
                               Its:     General Partner

                                        By:  Churchill Capital, Inc.
                                        Its: General Partner

                                        By:____________________________________

                                        Title:_________________________________


                                        Address:

                                        2400 Metropolitan Centre
                                        333 South Seventh Street
                                        Minneapolis, MN  55402


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